United States

Securities And Exchange Commission
Washington, DC 20549

FORM 8-K

Current Report Pursuant to
Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 6, 2023

First Busey Corporation

(Exact Name of Registrant as Specified in Charter)

Nevada	0-15950	37-1078406
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 W. University Ave.

Champaign, Illinois 61820

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (217) 365-4544

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	BUSE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b- 2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 6, 2023, the Board of Directors (the “Board”) of First Busey Corporation (the “Company” or “Busey”) voted to amend and restate the Company’s current bylaws as its Second Amended and Restated Bylaws (the “Amended and Restated Bylaws”). The Amended and Restated Bylaws were effective as of December 6, 2023.

Changes contained in the Amended and Restated Bylaws include several new provisions and several amendments to existing sections, some of which reflect the provisions in the Nevada Corporations Act, as amended. Some of the new or revised provisions in the Amended and Restated Bylaws include the following:

i.	an amendment clarifying a meeting of the stockholders may be conducted in whole or in part by electronic transmission by and to the Company, electronic video screen communication, conference telephone or other means of remote communication (Article II, Section 2.1);

ii.	an amendment requiring the Company to schedule a special meeting of stockholders within ninety (90) days of a properly made request pursuant to the terms of the Amended and Restated Bylaws (Article II, Section 2.3);

iii.	a new provision describing the rights and roles of the chair presiding over a meeting of stockholders (Article II, Section 2.5);

iv.	an amendment revising the timing requirements for stockholders to submit advance notice of stockholder business or director nominations to be brought before an annual meeting of stockholders, which notice must be delivered to or mailed to and received by the Secretary of the Company no later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day, prior to the anniversary date of the immediately preceding annual meeting, and providing additional informational and representation requirements for stockholders seeking to propose business or nominate individuals (Article II, Section 2.9(b) and Section 2.10(b));

v.	an amendment providing that a committee of the Board cannot exercise the powers and authority of the Board in the following circumstances: amending the Articles of Incorporation or the Amended and Restated Bylaws, adopting a plan of merger or consolidation, recommending to the stockholders the sale, lease, exchange or other disposition of all or substantially all of the property and assets of the Company otherwise than in the ordinary course of business, or recommending to the stockholders a voluntary dissolution of the Company or a revocation thereof (Article III, Section 3.8(b));

vi.	an amendment providing that directors shall have the choice of taking their compensation in whatever form they and the Company shall agree upon, including without limitation in cash or as stock options, deferred stock units, restricted stock units or other types of equity-based compensation (Article III, Section 3.9); and

vii.	a new provision providing that the Board or any committee thereof may take action by unanimous consent in lieu of a meeting (Article III, Section 3.11).

The foregoing description of the Amended and Restated Bylaws does not purport to be complete and is qualified by reference to the full text of the Amended and Restated Bylaws, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

The Company announces a two-part balance sheet repositioning strategy.

During the fourth quarter of 2023, the Company sold all 16,878 shares of Visa Class B common shares it previously held (the “Visa Sale”) for a pre-tax gain of approximately $5.5 million.

The Company also executed a balance sheet repositioning of its available-for-sale securities portfolio (the “Repositioning”) during the fourth quarter of 2023. The Company sold securities with a carrying value of approximately $110 million yielding 1.56%, resulting in an approximate pre-tax loss of $5.3 million. The proceeds were deposited into an interest-bearing account at the Federal Reserve yielding 5.40%.

The increased net interest spread as a result of the Visa Sale and Repositioning is expected to increase net interest income by approximately $4.3 million on an annualized basis and improve net interest margin run rate by 4 basis points. In addition, execution of these transactions further bolsters the Company’s liquidity position and balance sheet flexibility, while also strengthening its capital position. The Company anticipates reinvesting the proceeds into higher yielding organic growth opportunities over time.

The combined impact of the gain generated from the Visa Sale and the loss generated from the Repositioning will have an immediate positive impact on consolidated stockholders’ equity and book value per share. Risk-based regulatory capital ratios will increase modestly as a result of the Repositioning proceeds rotating into lower risk-weighted assets. The Company expects the above transactions to be accretive to capital and earnings per share in future periods.

The information furnished pursuant to this Item shall not be deemed “filed” by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Special Note Concerning Forward-Looking Statements

This Current Report on Form 8-K may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of Busey. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of Busey’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. Additionally, all statements in this Current Report on Form 8-K, including forward-looking statements, speak only as of the date they are made, and Busey does not undertake any obligation to update any statement in light of new information or future events. A number of factors, many of which are beyond the ability of Busey to control or predict, could cause actual results to differ materially from those in any forward-looking statements. These factors include, among others, the following: (i) the possibility that any of the anticipated benefits of the proposed transaction between Busey and Merchants and Manufacturers Bank Corporation (“M&M”) will not be realized or will not be realized within the expected time period; (ii) the risk that integration of operations of M&M with those of Busey will be materially delayed or will be more costly or difficult than expected; (iii) the inability to complete the proposed transaction due to the failure of the required approval of M&M’s stockholders; (iv) the failure to satisfy other conditions to completion of the proposed transaction, including receipt of required regulatory and other approvals; (v) the failure of the proposed transaction to close for any other reason; (vi) the effect of the announcement of the transaction on customer relationships and operating results; (vii) the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (viii) the strength of the local, state, national, and international economy (including effects of inflationary pressures and supply chain constraints); (ix) the economic impact of any future terrorist threats or attacks, widespread disease or pandemics (including the Coronavirus Disease 2019 pandemic), or other adverse external events that could cause economic deterioration or instability in credit markets (including Russia’s invasion of Ukraine and the Israeli-Palestinian conflict); (x) changes in state and federal laws, regulations, and governmental policies concerning Busey’s or M&M’s general business (including changes in response to the recent failures of other banks); (xi) changes in accounting policies and practices; (xii) changes in interest rates and prepayment rates of Busey’s or M&M’s assets (including the impact of the London Interbank Offered Rate phase-out and the recent and potential additional rate increases by the Federal Reserve); (xiii) increased competition in the financial services sector (including from non-bank competitors such as credit unions and fintech companies) and the inability to attract new customers; (xiv) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (xv) the loss of key executives or associates; (xvi) changes in consumer spending; (xvii) unexpected results of acquisitions, including the acquisition of M&M and the performance of M&M’s life equity loan business; (xviii) unexpected outcomes of existing or new litigation involving Busey or M&M; (xix) fluctuations in the value of securities held in Busey’s or M&M’s securities portfolio; (xx) concentrations within Busey’s or M&M’s loan portfolio, large loans to certain borrowers, and large deposits from certain clients; (xxi) the concentration of large deposits from certain clients who have balances above current FDIC insurance limits and may withdraw deposits to diversify their exposure; (xxii) the level of non-performing assets on Busey’s or M&M’s balance sheets; (xxiii) interruptions involving information technology and communications systems or third-party servicers; (xxiv) breaches or failures of information security controls or cybersecurity-related incidents; and (xxv) the economic impact of exceptional weather occurrences such as tornadoes, hurricanes, floods, blizzards, and droughts. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning Busey and its business, including additional factors that could materially affect Busey’s financial results, are included in Busey’s filings with the Securities and Exchange Commission (the “SEC”).

Additional Information

Busey will file a registration statement on Form S-4 with the SEC in connection with the proposed transaction. The registration statement will include a proxy statement of M&M that also constitutes a prospectus of Busey, which will be sent to the stockholders of M&M. M&M’s stockholders are advised to read the proxy statement/prospectus when it becomes available because it will contain important information about Busey, M&M and the proposed transaction. When filed, this document and other documents relating to the proposed transaction filed by Busey and M&M can be obtained free of charge from the SEC’s website at www.sec.gov. These documents also can be obtained free of charge by accessing Busey’ website at www.busey.com under the tab “Investors Relations” and then under “SEC Filings.” Alternatively, these documents, when available, can be obtained free of charge from Busey upon written request to First Busey Corporation, Attention: Corporate Secretary, 100 W. University Avenue, Champaign, Illinois 61820 or by calling (217) 365-4630, or from M&M, upon written request to Merchants and Manufacturers Bank Corporation, Attention: Brad Butler, 25140 W. Channon Dr., Channahon, Illinois 60410 or by calling (630) 575-9700.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Participants in This Transaction

Busey, M&M and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from stockholders in connection with the proposed transaction under the rules of the SEC. Information about these participants may be found in the definitive proxy statement of Busey relating to its 2023 Annual Meeting of Stockholders filed with the SEC on April 14, 2023. This definitive proxy statement can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants will also be included in the proxy statement/prospectus regarding the proposed transaction when it becomes available.

Item 9.01	Financial Statements and Exhibits.

(d)            Exhibits

3.1	Second Amended and Restated Bylaws of First Busey Corporation, as of December 6, 2023

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SignatureS

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 7, 2023	First Busey Corporation

	By:	/s/ Jeffrey D. Jones
	Name:	Jeffrey D. Jones
	Title:	Chief Financial Officer